UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

On May 27, 2008, Discover Financial Services (the “Company”) concluded that it expects to record an other-than-temporary impairment charge in the quarter ending May 31, 2008 related to a previously-disclosed investment in the asset-backed commercial paper notes of Golden Key U.S. LLC, which had invested in U.S. mortgage-backed securities. The estimated impairment adjustment will range from $18 million to $31 million, pretax, resulting in an after-tax charge to earnings ranging from $11 million to $19 million.

The conclusion was based on revised valuation information regarding the notes provided by the investment advisor assigned by the trustee of the commercial paper program. The notes are no longer traded and, as such, fair value of the notes is based on the estimated fair value of the collateral assets held by the issuer. The impairment charge will not result in any future cash expenditures.

The Company’s original investment in the notes was $120.1 million and it recorded an $11.4 million other-than-temporary impairment adjustment (pretax) on the notes in the quarter ended November 30, 2007. The Company expects that the notes will be restructured by the issuer in the third or fourth quarter of 2008. Either a restructuring or a further deterioration in market conditions could result in further impairment.

The Company issued a press release announcing the impairment charge, which is attached hereto as Exhibit 99.1.

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

(a) On May 29, 2008, the Company sent a notice (the “Notice”) to its executive officers notifying them that due to a change in benefit centers for the Discover Financial Services 401(k) Plan (the “Plan”), Plan participants will be unable obtain a loan, withdrawal, or distribution from the Plan during the period beginning on June 24, 2008 and ending the week of June 30, 2008, and Plan participants will be unable to perform fund transfers, reallocations or provide investment directions or change contribution elections or enroll beginning on June 27, 2008 and ending the week of June 30, 2008 (the “Blackout Period”).

The Notice, which was provided in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, advises the Company’s executive officers of applicable trading restrictions. The Notice was not provided to the Company’s directors because, during the Blackout Period, none of the Company’s directors will own equity securities of the Company that were acquired in connection with service or employment as a director. A copy of the notice is attached hereto as Exhibit 99.2 and is incorporated herein by reference. During the Blackout Period and for two years after the end date of the Blackout Period, a shareholder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual end date, by contacting Head of Human Resources, Discover Financial Services, 2500 Lake Cook Road, Riverwoods, IL 60015, (224) 405-0900.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 29, 2008.

99.2	Notice pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Executive Officers of Discover Financial Services, dated May 29, 2008.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this current report on Form 8-K, and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates; changes in economic variables, such as the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. debt and deposit markets; losses in our investment portfolio; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products and services; our ability to attract new merchants and maintain relationships with current merchants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of our separation from Morgan Stanley; the impact of any potential future acquisitions; investor sentiment; and the restrictions on our operations resulting from indebtedness incurred during our separation from Morgan Stanley. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s annual report on Form 10-K, filed with the SEC and available at the SEC’s internet site (http://www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: May 29, 2008	By:	/s/ Christopher Greene
	Name:	Christopher Greene
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 29, 2008.

99.2	Notice pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Executive Officers of Discover Financial Services, dated May 29, 2008.